Exhibit 10.19

AMENDMENT NO. 1 TO

PLACEMENT AGENCY AGREEMENT

THIS AMENDMENT, dated March 6, 2007 (this “Amendment”), between Redpoint Bio Corporation, a Delaware corporation (the “Company”), and National Securities Corporation and Brean Murray, Carret & Co., LLC (collectively, the “Placement Agents”).

W I T N E S S E T H

WHEREAS, the parties hereto have heretofore entered into a Placement Agency Agreement, dated December 4, 2006 (the “Agreement”); and

WHEREAS, the Company and the Placement Agents wish to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.             Definitions; References; Continuation of Agreement.  Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement.  Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.  Except as amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2.             Representations and Warranties of Redpoint.  The following representation is hereby added to the end of Section 2A:

“(z)          Except as described in the Memorandum, the Company has sufficient title and interest in and to, or possesses a valid license or other legal right to, all intellectual property and proprietary rights, including rights in trademarks, service marks, trade names, copyrights, works of authorship, trade secrets, trade dress, domain names, designs, processes, data, software, know-how, inventions and discoveries (whether or not patented, patentable, or reduced to practice), patents, goodwill related to any of the foregoing, and all related foreign and domestic registrations and applications for registration therefor, presently used by the Company or necessary for the conduct of the Company’s business (collectively, “Intellectual Property Rights”).  To the knowledge of the Company, the Company’s business does not cause the Company to infringe, misappropriate or violate any of the trademarks, service marks, trade names, copyrights, trade secrets, patents, patent applications or other intellectual property rights of any other individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or governmental entity or any department, agency or political subdivision thereof (each being a “Person”).  Except as set forth on Schedule A hereto, no claims or actions have been asserted, are pending or have been threatened against the Company, and the Company has not received any written communications, (i) challenging or seeking to deny or restrict the sole ownership by, or license rights of, the Company of the Intellectual Property Rights or (ii) alleging that the Company has violated or, by conducting its business as proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other intellectual property rights or proprietary information of any other Person.

3.             Counterparts.  This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(Signature page to follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

REDPOINT BIO CORPORATION

By:	/s/ Raymond Salemme
F. Raymond Salemme
Chief Executive Officer

NATIONAL SECURITIES CORPORATION

By:	/s/ Brian Friedman
Brian Friedman
Director Corporate Finance

BREAN MURRAY, CARRET & CO., LLC

By:	/s/ John Fletcher
John Fletcher
Senior Vice President Investment Banking

Schedule A

The Company received a letter, dated July 18, 2003, from Senomyx, Inc. informing the Company of certain intellectual property rights claimed by Senomyx, Inc. and requesting that the Company contact Senomyx, Inc. if the Company would be interested in licensing such intellectual property or in entering into another business arrangement.

The Company received letters, dated May 5, 2003 and September 24, 2003, from BioResearch of Farmingdale, New York, informing the Company of certain intellectual property rights claimed by BioResearch and requesting that the Company contact BioResearch if the Company would be interested in licensing such intellectual property or in entering into another business arrangement.